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                                  EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

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                                              JURISDICTION OF
                                               ORGANIZATION
                                               ------------
     INPUT/OUTPUT OF CANADA, INC.                DELAWARE
     I/O INTERNATIONAL, INC.                     DELAWARE
     I/O EASTERN, INC.                           DELAWARE
     OUTPUT EXPLORATION COMPANY, INC.            DELAWARE
     IPOP MANAGEMENT, INC.                       DELAWARE
     GLOBAL CHARTER CORPORATION                  DELAWARE
     I/O SENSORS, INC.                           DELAWARE
     MICROFLOW ANALYTICAL, INC.                  DELAWARE
     TESCORP SEISMIC PRODUCTS, INC.              DELAWARE
     I/O CABLE, INC.                             DELAWARE
     I/O EXPLORATION PRODUCTS (U.S.A.), INC.     DELAWARE
     I/O EXPLORATION PRODUCTS (U.K.), INC.       DELAWARE
     I/O OF AUSTIN, INC.                         DELAWARE
     I/O GREEN MOUNTAIN, INC.                    DELAWARE
     Q.C. TOOLS, INC.                            DELAWARE
     GLOBAL CHARTER S.A.                         ARGENTINA
     SENSOR NEDERLAND B.V.                       NETHERLANDS
     DE REGT SPECIAL CABLE LTD.                  IRELAND
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